Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM

We consent in this Registration Statement on Form S-4/A of our report dated May 7, 2014, on our audit of ALPINE 4 Inc. (the “Company”-a development stage company) as of April 30, 2014 and the related statements of operations, stockholders’ equity and cash flows for the period from April 22, 2014 (Inception) through April 30, 2014.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Anton & Chia LLP
Certified Public Accountants
Newport Beach, California

January 20, 2015